Exhibit 99.1

July 17, 2024

Media contact:	Investor/analyst contact:
Media Relations	Ryan St. John
(206) 304-0008	VP Finance, Planning and Investor Relations
ALKInvestorRelations@alaskaair.com

Alaska Air Group reports second quarter 2024 results
Expected to lead the industry with adjusted pretax margin of 15.8%
Achieved a completion rate of 99.5%, among the highest in the industry
Reached tentative agreement with Alaska flight attendants represented by AFA

SEATTLE — Alaska Air Group (NYSE: ALK) today reported financial results for the second quarter ending June 30, 2024, and provided outlook for the third quarter ending September 30, 2024 and full year 2024.

“It’s clear that premium airlines are rising above the rest of the industry, and Alaska’s product and performance put us in that top tier, with a strong long-term outlook to grow and compete,” said CEO Ben Minicucci. “That’s how we brought in record quarterly revenue and achieved a 15.8% adjusted pretax margin that should lead the industry. Thank you to our 23,000 employees for being safe, operating well, and taking care of our guests through our biggest summer travel season ever.”

Financial Results:
•Reported net income for the second quarter of 2024 under Generally Accepted Accounting Principles (GAAP) of $220 million, or $1.71 per share, compared to net income of $240 million, or $1.86 per share, for the second quarter of 2023.
•Reported net income for the second quarter of 2024, excluding special items and mark-to-market fuel hedge accounting adjustments, of $327 million, or $2.55 per share, compared to net income of $387 million, or $3.00 per share, for the second quarter of 2023.
•Reported adjusted pretax margin of 15.8% for the second quarter.
•Repurchased 663,177 shares of common stock for approximately $28 million in the second quarter, bringing total repurchases to $49 million for the six months ended June 30, 2024.
•Generated $580 million in operating cash flow for the second quarter.
•Held $2.5 billion in unrestricted cash and marketable securities as of June 30, 2024.
•Ended the quarter with a debt-to-capitalization ratio of 45%, within the target range of 40% to 50%.

Operational Updates:
•Reached a tentative agreement with mainline flight attendants that recognizes their outstanding contributions. Voting on the agreement is expected to conclude by mid-August.
•Certified substantial compliance with the U.S. Department of Justice's second request for information regarding our proposed acquisition of Hawaiian Airlines, maintaining open communication with the DOJ during its review process.
•Finished the second quarter with a completion rate of 99.5%, among the highest in the industry.
•Received six 737-9 aircraft and three 737-8 aircraft during the quarter, bringing the totals within the Alaska fleet to 70 737-9s and four 737-8s.

•Received one E175 aircraft during the quarter, bringing the total in the Horizon fleet to 44.
•Added a second 737-800 freighter to Alaska Air Cargo's fleet and expanded the freighter network with twice-weekly service to Los Angeles.
•Purchased a 600,000 square-foot facility in Renton, Washington to serve as the new home for Alaska's training programs and operational teams following completion of renovations in 2025.
•Moved Air Group operations at San Francisco International Airport to Harvey Milk Terminal 1, which will improve guests' travel experience with advanced technology in the lobby and convenient proximity to our partners.
•Enhanced onboard offerings with the return of hot meals to the inflight menu within the Main Cabin.
•Began expansion of our lounge at Ted Stevens Anchorage International Airport to offer more than double the seating and improved amenities.

Network and Commercial Updates:
•Announced 20 nonstop routes to provide guests with more winter travel options, including new service to Vail, Colorado as well as La Paz and Monterrey, Mexico.
•Announced seasonal daily service from Portland to New Orleans beginning January 2025, our 55th nonstop destination from Portland.
•Expanded partnership with British Airways to offer guests the ability to book nonstop flights between London and multiple U.S. cities directly at alaskaair.com or via the Alaska Airlines app.

Sustainability Updates:
•Released our 2023 Sustainability Report, sharing the company's progress on its goals for sustainability, safety, and our people, as well as highlighting accomplishments and ongoing initiatives.
•Launched option for guests to reduce their environmental impact by purchasing sustainable aviation fuel credits in the flight booking path, while also providing Mileage Plan members the ability to earn up to 5,000 elite-qualifying miles annually for their contributions.

Awards and Recognition:
•Alaska Airlines Mileage Plan named best U.S. airline frequent flier program by WalletHub for 2024.
•Named to Forbes' Best Employers for Diversity list, receiving the highest ranking of all U.S. airlines.
•Received the highest satisfaction score for 2024 among all U.S. airlines from the American Customer Satisfaction Index.
•As recently released by the U.S. Department of Transportation, Alaska generated the fewest customer complaints per 100,000 guests of any U.S. airline in 2023, finishing 75% better than the industry average and 35% better than the second-ranked airline.

The following table reconciles the company's reported GAAP net income per share (EPS) for the three and six months ended June 30, 2024 and 2023 to adjusted amounts.

	Three Months Ended June 30,
	2024		2023
(in millions, except per share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
Net income per share	$220	$1.71	$240	$1.86
Mark-to-market fuel hedge adjustments	(5)	(0.04)	1	0.01
Special items - operating	146	1.14	186	1.44
Special items - net non-operating	—	—	6	0.05
Income tax effect of reconciling items above	(34)	(0.26)	(46)	(0.36)
Adjusted net income per share	$327	$2.55	$387	$3.00

	Six Months Ended June 30,
	2024		2023
(in millions, except per-share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
Net income per share	$88	$0.69	$98	$0.76
Mark-to-market fuel hedge adjustments	(18)	(0.14)	21	0.16
Special items - operating	180	1.41	250	1.94
Special items - net non-operating	—	—	6	0.05
Income tax effect of reconciling items above	(39)	(0.31)	(67)	(0.52)
Adjusted net income per share	$211	$1.65	$308	$2.39

Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables. A glossary of financial terms can be found on the last page of this release.

Alaska will hold its quarterly conference call to discuss second quarter results at 8:30 a.m. PDT on July 18, 2024. A webcast of the call is available to the public at www.investor.alaskaair.com. For those unable to listen to the live broadcast, a replay will be available after the call.

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

This news release may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by our forward-looking statements, assumptions or beliefs. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2023. Some of these risks include competition, labor costs, relations and availability, general economic conditions including those associated with pandemic recovery, increases in operating costs including fuel, inability to meet cost reduction, ESG and other strategic goals, seasonal fluctuations in demand and financial results, supply chain risks, events that negatively impact aviation safety and security, and changes in laws and regulations that impact our business. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed in our most recent Form 10-K and in our subsequent SEC filings. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements made today to conform them to actual results. Over time, our actual results, performance or achievements may differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, assumptions or beliefs and such differences might be significant and materially adverse.

Alaska Airlines and our regional partners serve more than 120 destinations across the United States, the Bahamas, Belize, Canada, Costa Rica, Guatemala and Mexico. We offer our guests a premium flying experience with award-winning customer service and an industry-leading loyalty program, Mileage Plan. With our fellow oneworld Alliance members and additional Global Partners, our guests have more choices than ever to purchase, earn or redeem on alaskaair.com across 30 airlines and more than 1,000 worldwide destinations. Learn more about Alaska at news.alaskaair.com and follow @alaskaairnews for news and stories. Alaska Airlines and Horizon Air are subsidiaries of Alaska Air Group.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
	Three Months Ended June 30,			Six Months Ended June 30,
(in millions, except per share amounts)	2024	2023	Change	2024	2023	Change
Operating Revenue
Passenger revenue	$2,651	$2,598	2%	$4,655	$4,582	2%
Mileage Plan other revenue	174	170	2%	338	324	4%
Cargo and other revenue	72	70	3%	136	128	6%
Total Operating Revenue	2,897	2,838	2%	5,129	5,034	2%

Operating Expenses
Wages and benefits	782	754	4%	1,586	1,477	7%
Variable incentive pay	49	57	(14)%	93	104	(11)%
Aircraft fuel, including hedging gains and losses	615	573	7%	1,180	1,238	(5)%
Aircraft maintenance	129	125	3%	251	249	1%
Aircraft rent	46	54	(15)%	93	113	(18)%
Landing fees and other rentals	173	167	4%	338	319	6%
Contracted services	106	95	12%	203	190	7%
Selling expenses	84	81	4%	161	147	10%
Depreciation and amortization	128	113	13%	254	217	17%
Food and beverage service	67	60	12%	125	114	10%
Third-party regional carrier expense	64	54	19%	118	106	11%
Other	186	182	2%	391	359	9%
Special items - operating	146	186	(22)%	180	250	(28)%
Total Operating Expenses	2,575	2,501	3%	4,973	4,883	2%
Operating Income	322	337	(4)%	156	151	3%

Non-operating Income (Expense)
Interest income	24	22	9%	41	39	5%
Interest expense	(36)	(28)	29%	(71)	(56)	27%
Interest capitalized	6	7	(14)%	12	14	(14)%
Special items - net non-operating	—	(6)	(100)%	—	(6)	(100)%
Other - net	—	(7)	(100)%	—	(16)	(100)%
Total Non-operating Expense	(6)	(12)	(50)%	(18)	(25)	(28)%
Income Before Income Tax	316	325		138	126
Income tax expense	96	85		50	28
Net Income	$220	$240		$88	$98

Basic Earnings Per Share	$1.74	$1.88		$0.70	$0.77
Diluted Earnings Per Share	$1.71	$1.86		$0.69	$0.76
Weighted Average Shares Outstanding used for computation:
Basic	126.337	127.440		126.153	127.470
Diluted	128.310	128.919		127.857	128.860

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in millions)	June 30, 2024	December 31, 2023
ASSETS
Current Assets
Cash and cash equivalents	$1,115	$281
Marketable securities	1,394	1,510
Total cash and marketable securities	2,509	1,791
Receivables - net	370	383
Inventories and supplies - net	106	116
Prepaid expenses	179	176
Other current assets	212	239
Total Current Assets	3,376	2,705

Property and Equipment
Aircraft and other flight equipment	10,734	10,425
Other property and equipment	1,941	1,814
Deposits for future flight equipment	383	491
	13,058	12,730
Less accumulated depreciation and amortization	4,537	4,342
Total Property and Equipment - net	8,521	8,388

Other Assets
Operating lease assets	1,142	1,195
Goodwill and intangible assets	2,033	2,033
Other noncurrent assets	270	292
Total Other Assets	3,445	3,520

Total Assets	$15,342	$14,613

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in millions, except share amounts)	June 30, 2024	December 31, 2023
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$203	$207
Accrued wages, vacation and payroll taxes	513	584
Air traffic liability	1,576	1,136
Other accrued liabilities	852	800
Deferred revenue	1,312	1,221
Current portion of operating lease liabilities	153	158
Current portion of long-term debt and finance leases	359	353
Total Current Liabilities	4,968	4,459

Long-Term Debt, Net of Current Portion	2,313	2,182

Noncurrent Liabilities
Long-term operating lease liabilities, net of current portion	1,050	1,125
Deferred income taxes	746	695
Deferred revenue	1,329	1,382
Obligation for pension and post-retirement medical benefits	358	362
Other liabilities	352	295
Total Noncurrent Liabilities	3,835	3,859

Commitments and Contingencies

Shareholders' Equity
Preferred stock, $0.01 par value, Authorized: 5,000,000 shares, none issued or outstanding	—	—
Common stock, $0.01 par value, Authorized: 400,000,000 shares, Issued: 2024 - 140,570,032 shares; 2023 - 138,960,830 shares, Outstanding: 2024 - 126,475,292 shares; 2023 - 126,090,353 shares	1	1
Capital in excess of par value	757	695
Treasury stock (common), at cost: 2024 - 14,094,740 shares; 2023 - 12,870,477 shares	(868)	(819)
Accumulated other comprehensive loss	(287)	(299)
Retained earnings	4,623	4,535
	4,226	4,113
Total Liabilities and Shareholders' Equity	$15,342	$14,613

SUMMARY CASH FLOW (unaudited)
	Six Months Ended June 30, 2024	Three Months Ended March 31, 2024(a)	Three Months Ended June 30, 2024(b)
Cash Flows from Operating Activities:
Net Income (Loss)	$88	$(132)	$220
Adjustments to reconcile net income to net cash provided by operating activities	291	168	123
Changes in working capital	493	256	237
Net cash provided by operating activities	872	292	580

Cash Flows from Investing Activities:
Property and equipment additions	(587)	(57)	(530)
Supplier proceeds	162	162	—
Other investing activities	290	213	77
Net cash provided by (used in) investing activities	(135)	318	(453)

Cash Flows from Financing Activities:	87	(5)	92

Net increase in cash and cash equivalents	824	605	219
Cash, cash equivalents, and restricted cash at beginning of period	308	308	913
Cash, cash equivalents, and restricted cash at end of the period	$1,132	$913	$1,132
(a) As reported in Form 10-Q for the first quarter of 2024.
(b) Cash flows for the three months ended June 30, 2024 can be calculated by subtracting cash flows from the three months ended March 31, 2024 from the six months ended June 30, 2024.

SPECIAL ITEMS (unaudited)

Air Group has classified certain operating and non-operating expenses as special items due to their unusual or infrequently occurring nature. We believe disclosing information about these items separately improves comparable year over year analysis and allows stakeholders to better understand our results of operations. A description of the special items is provided below.

Fleet transition: Fleet transition costs are associated with the retirement and disposition of Airbus and Q400 aircraft.

Labor agreements: Labor agreement costs are for retroactive pay for Alaska flight attendants pursuant to the tentative agreement reached in the second quarter of 2024 and for changes to Alaska pilots' sick leave benefits resulting from an agreement signed in the first quarter of 2023.

Integration costs: Integration costs are associated with the proposed acquisition of Hawaiian Airlines.

Litigation: Litigation costs represent expenses associated with the Virgin trademark license agreement with the Virgin Group and recorded following a negative ruling in an appeal case in the second quarter of 2024.

Net non-operating: These costs are for interest expense associated with certain A321neo lease agreements which were modified as part of Alaska's fleet transition.

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Operating Expenses
Fleet transition	$41	$186	$67	$199
Labor agreements	30	—	30	51
Integration costs	30	—	38	—
Litigation	45	—	45	—
Special items - operating	$146	$186	$180	$250

Non-operating Income (Expense)
Special items - net non-operating	$—	$(6)	$—	$(6)

OPERATING STATISTICS (unaudited)
	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	Change	2024	2023	Change
Consolidated Operating Statistics:(a)
Revenue passengers (000)	11,888	11,592	3%	21,662	21,444	1%
RPMs (000,000) "traffic"	15,309	14,936	2%	27,833	27,491	1%
ASMs (000,000) "capacity"	18,196	17,160	6%	33,575	32,865	2%
Load factor	84.1%	87.0%	(2.9) pts	82.9%	83.6%	(0.7) pts
Yield	17.32¢	17.40¢	—%	16.73¢	16.67¢	—%
PRASM	14.57¢	15.14¢	(4)%	13.86¢	13.94¢	(1)%
RASM	15.92¢	16.54¢	(4)%	15.28¢	15.32¢	—%
CASMex(b)	9.89¢	10.08¢	(2)%	10.67¢	10.25¢	4%
Economic fuel cost per gallon(b)	$2.84	$2.76	3%	$2.95	$3.07	(4)%
Fuel gallons (000,000)	219	207	6%	406	396	3%
ASMs per gallon	83.1	82.9	—%	82.7	83.0	—%
Departures (000)	112.4	104.4	8%	208.1	199.8	4%
Average full-time equivalent employees (FTEs)	23,368	23,301	—%	23,190	23,140	—%
Operating fleet(c)	326	307	19 a/c	326	307	19 a/c
(a)Except for FTEs, data includes information related to third-party regional capacity purchase flying arrangements.
(b)See a reconciliation of this non-GAAP measure and Note A for a discussion of the importance of this measure to investors in the accompanying pages.
(c)Includes aircraft owned and leased by Alaska and Horizon as well as aircraft operated by third-party regional carriers under capacity purchase agreements. Excludes all aircraft removed from operating service.

GAAP TO NON-GAAP RECONCILIATIONS (unaudited)
We are providing reconciliations of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. Amounts in the tables below are rounded to the nearest million. As a result, a manual recalculation of certain figures using these rounded amounts may not agree directly to the actual figures presented in the tables below.

Income (Loss) Before Income Tax Reconciliation
	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2024	2023	2024	2023
Income before income tax	$316	$325	$138	$126
Adjusted for:
Mark-to-market fuel hedge adjustment	(5)	1	(18)	21
Special items - operating	146	186	180	250
Special items - net non-operating	—	6	—	6
Adjusted income before income tax	$457	$518	$300	$403

Pretax margin	10.9%	11.5%	2.7%	2.5%
Adjusted pretax margin	15.8%	18.3%	5.8%	8.0%

CASMex Reconciliation
	Three Months Ended June 30,				Six Months Ended June 30,
(in millions)	2024		2023		2024		2023
Total operating expenses	$2,575		$2,501		$4,973		$4,883
Less the following components:
Aircraft fuel, including hedging gains and losses	615		573		1,180		1,238
Freighter costs	13		12		28		26
Special items - operating	146		186		180		250
Total operating expenses, excluding fuel, freighter costs, and special items	$1,801		$1,730		$3,585		$3,369

ASMs	18,196		17,160		33,575		32,865
CASMex	9.89	¢	10.08	¢	10.67	¢	10.25	¢

Fuel Reconciliation
	Three Months Ended June 30,
	2024		2023
(in millions, except for per-gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$610	$2.79	$555	$2.68
Losses on settled hedges	10	0.05	17	0.08
Economic fuel expense	$620	$2.84	$572	$2.76
Mark-to-market fuel hedge adjustment	(5)	(0.03)	1	—
Aircraft fuel, including hedging gains and losses	$615	$2.81	$573	$2.76
Fuel gallons		219		207

	Six Months Ended June 30,
	2024		2023
(in millions, except for per gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$1,175	$2.89	$1,188	$3.00
Losses on settled hedges	23	0.06	29	0.07
Economic fuel expense	$1,198	$2.95	$1,217	$3.07
Mark-to-market fuel hedge adjustment	(18)	(0.05)	21	0.05
Aircraft fuel, including hedging gains and losses	$1,180	$2.90	$1,238	$3.12
Fuel gallons		406		396

Debt-to-capitalization, including operating and finance leases
(in millions)	June 30, 2024	December 31, 2023
Long-term debt, net of current portion	$2,313	$2,182
Capitalized operating leases	1,203	1,283
Capitalized finance leases(a)	—	64
Adjusted debt, net of current portion of long-term debt	3,516	3,529
Shareholders' equity	4,226	4,113
Total Invested Capital	$7,742	$7,642

Debt-to-capitalization ratio, including operating and finance leases	45%	46%
(a)We included our capitalized finance lease balance as of December 31, 2023, which was recognized within the 'Current portion of long-term debt and finance leases' line of the condensed consolidated balance sheets.

Adjusted net debt to earnings before interest, taxes, depreciation, amortization, rent, and special items
(in millions)	June 30, 2024	December 31, 2023
Current portion of long-term debt and finance leases	$359	$353
Current portion of operating lease liabilities	153	158
Long-term debt	2,313	2,182
Long-term operating lease liabilities, net of current portion	1,050	1,125
Total adjusted debt	3,875	3,818
Less: Total cash and marketable securities	2,509	1,791
Adjusted net debt	$1,366	$2,027

(in millions)	Twelve Months Ended June 30, 2024	Twelve Months Ended December 31, 2023
Operating Income(a)	$399	$394
Adjusted for:
Special items - operating	373	443
Mark-to-market fuel hedge adjustments	(41)	(2)
Depreciation and amortization	488	451
Aircraft rent	188	208
EBITDAR	$1,407	$1,494

Adjusted net debt to EBITDAR	1.0x	1.4x
(a)Operating income can be reconciled using the trailing twelve month operating income as filed quarterly with the SEC.

Note A: Pursuant to Regulation G, we are providing reconciliations of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors for the following reasons:

•By excluding certain costs from our unit metrics, we believe that we have better visibility into the results of operations. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. We believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management and investors to understand the impact of company-specific cost drivers which are more controllable by management. We adjust for expenses related directly to our freighter aircraft operations to allow for better comparability to other domestic carriers that do not operate freighter aircraft. We also exclude certain special charges as they are unusual or nonrecurring in nature and adjusting for these expenses allows management and investors to better understand our cost performance.

•CASMex is one of the most important measures used by management and by the Air Group Board of Directors in assessing quarterly and annual cost performance. CASMex is also a measure commonly used by industry analysts, and we believe it is the basis by which they have historically compared our airline to others in the industry. The measure is also the subject of frequent questions from investors.

•Adjusted pretax income is an important metric for the employee incentive plan, which covers the majority of Air Group employees.

•Disclosure of the individual impact of certain noted items provides investors the ability to measure and monitor performance both with and without these special items. We believe that disclosing the impact of these items as noted above is important because it provides information on significant items that are not necessarily indicative of future performance. Industry analysts and investors consistently measure our performance without these items for better comparability between periods and among other airlines.

•Although we disclose our unit revenue, we do not, nor are we able to, evaluate unit revenue excluding the impact that changes in fuel costs have had on ticket prices. Fuel expense represents a large percentage of our total operating expenses. Fluctuations in fuel prices often drive changes in unit revenue in the mid-to-long term. Although we believe it is useful to evaluate non-fuel unit costs for the reasons noted above, we would caution readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability because of the significant impact of fuel costs on our business.

GLOSSARY OF TERMS

Adjusted net debt - long-term debt, including current portion, plus capitalized operating and finance leases, less cash and marketable securities

Adjusted net debt to EBITDAR - represents net adjusted debt divided by EBITDAR (trailing twelve months earnings before interest, taxes, depreciation, amortization, special items and rent)

Aircraft Utilization - block hours per day; this represents the average number of hours per day our aircraft are in transit

Aircraft Stage Length - represents the average miles flown per aircraft departure

ASMs - available seat miles, or “capacity”; represents total seats available across the fleet multiplied by the number of miles flown

CASM - operating costs per ASM; represents all operating expenses including fuel, freighter costs, and special items

CASMex - operating costs excluding fuel, freighter costs, and special items per ASM, or "unit cost"

Debt-to-capitalization ratio - represents adjusted debt (long-term debt plus capitalized operating and finance lease liabilities) divided by total equity plus adjusted debt

Diluted Earnings per Share - represents earnings per share (EPS) using fully diluted shares outstanding

Diluted Shares - represents the total number of shares that would be outstanding if all possible sources of conversion, such as stock options, were exercised

Economic Fuel - best estimate of the cash cost of fuel, net of the impact of our fuel-hedging program

Freighter Costs - operating expenses directly attributable to the operation of Alaska's Boeing 737 freighter aircraft exclusively performing cargo missions

Load Factor - RPMs as a percentage of ASMs; represents the number of available seats that were filled with paying passengers

PRASM - passenger revenue per ASM, or "passenger unit revenue"

RASM - operating revenue per ASMs, or "unit revenue"; operating revenue includes all passenger revenue, freight & mail, Mileage Plan and other ancillary revenue; represents the average total revenue for flying one seat one mile

RPMs - revenue passenger miles, or "traffic"; represents the number of seats that were filled with paying passengers; one passenger traveling one mile is one RPM

Yield - passenger revenue per RPM; represents the average revenue for flying one passenger one mile